UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 19, 2009 (November 15, 2009)
Champion Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Michigan

(State or Other Jurisdiction of Incorporation)

1-9751	38-2743168

(Commission File Number)	(IRS Employer Identification No.)

755 W Big Beaver Rd, Suite 1000, Troy, Michigan	48084

(Address of Principal Executive Offices)	(Zip Code)
(248) 614-8200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Effective November 15, 2009, Champion Home Builders Co. (“Champion Homes”), a wholly-owned subsidiary of Champion Enterprises, Inc. (the “Company”), the Company and certain additional subsidiaries of the Company entered into an Eighth Amendment, Consent and Direction to Amended and Restated Credit Agreement (the “Eighth Amendment”) with certain financial institutions and other parties thereto as lenders (the “Lenders”) and Credit Suisse, Cayman Islands Branch (“Credit Suisse”), as Administrative Agent, which modifies the Amended and Restated Credit Agreement, dated as of April 7, 2006, as amended, among Champion Homes, the Company, the Lenders and Credit Suisse, as Administrative Agent (the “Credit Agreement”). The Eighth Amendment provides, among other things, for extension of certain letters of credit, consent to Debtor-in-Possession financing, and certain procedures relating to potential credit bid scenarios.
Other than the Credit Agreement, as amended, there are no material relationships between Credit Suisse or the Lenders and the Company or any of their respective affiliates, other than as follows: (i) the Company and its affiliates may have customary banking relationships with one or more of the Lenders and (ii) affiliates of Credit Suisse have in the past provided investment banking and investment banking-related services to the Company and certain of its subsidiaries, and these entities may continue to do so in the future.
The foregoing description of the Eighth Amendment is qualified in its entirety by reference to the full text of the Eighth Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership
On November 15, 2009, Champion Enterprises, Inc. (the “Company”) and Champion Home Builders Co. (“Champion Homes”), a wholly-owned subsidiary of the Company, and certain additional subsidiaries of the Company (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases are being jointly administered under the caption Champion Enterprises, Inc., et al., Case No. 09-14019 (the “Chapter 11 Cases”). The Debtors will continue to operate their businesses and manage their properties as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.
On November 15, 2009, the Company issued a press release announcing the filing of the Chapter 11 Cases (the “Initial Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 1.03. On November 17, 2009, the Company issued an updated press release announcing approval of certain motions and other rulings in the bankruptcy case (the “Supplemental Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 1.03.
In connection with the Chapter 11 Cases, the Debtors filed a motion seeking Bankruptcy Court approval of (a) a super-priority, debtor in possession credit agreement, (the “DIP Credit Agreement”) among the Company, Champion Homes, and Credit Suisse AG, Cayman Islands Branch (“Credit Suisse”), as Administrative Agent and Collateral Agent, and the lenders party thereto (the “Lenders”); and (b) an arrangement pursuant to which the Debtors are permitted to use the cash in their various bank accounts and cash receipts in respect of their accounts receivable (collectively, the “Cash Collateral”), all of which are part of the collateral securing the Company’s senior secured financing arrangements, in return for certain adequate protection. The DIP Credit Agreement, substantially in the form attached to the motion filed with the Bankruptcy Court, provides for a super-priority loan of $40 million. The Cash Collateral and proceeds of the loans under the DIP Credit Agreement will be used by the Debtors for working capital, capital expenditures, and other general corporate purposes of the Debtors and for the costs of administration of the Chapter 11 Cases. The arrangement for the use of Cash Collateral and the DIP Credit Agreement contain certain financial and other covenants and certain events of default. On November 17, 2009 the court issued an order granting the motion on an interim basis. A copy of the DIP Credit Agreement is attached hereto as Exhibit 10.2. The preceding discussion is qualified in its entirety by reference to the exhibit.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
The Company’s bankruptcy filing constitutes an event of default under its Indenture for Senior Debt Securities dated as of November 2, 2007, as supplemented by a First Supplemental Indenture dated as of November 2, 2007 with Wells Fargo Bank, N.A., as trustee, pursuant to which the Company has issued its outstanding 2.75% Convertible Senior Notes due 2037 with an aggregate principal amount outstanding of approximately $180 million plus accrued interest (the “Convertible Notes”). The occurrence of this event of default under the indenture resulted in the acceleration of the Convertible Notes. In addition, holders of other obligations of the Company may claim default due to the bankruptcy filing.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On November 16, 2009, the New York Stock Exchange (“NYSE”) informed the Company that it is no longer suitable for listing on the NYSE. This decision was reached by the NYSE under NYSE Rule 802.01D in view of the November 15, 2009 announcement by the Company of a voluntary filing by the Company and its domestic subsidiaries for relief under Chapter 11 of the U.S. Bankruptcy Code. All securities of the Company listed on the NYSE, including its common stock, will be delisted. The Company does not intend to review this determination by the NYSE. In addition, trading in shares of the Company’s stock has been suspended on the Chicago Stock Exchange.

Item 9.01.	Financial Statements and Exhibits.

Exhibit
Number

10.1	Eighth Amendment to Amended and Restated Credit Agreement

10.2	Debtor-in-Possession Credit Agreement

99.1	Initial Press Release

99.2	Supplemental Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPION ENTERPRISES, INC.
By:	/s/ Roger K. Scholten
Roger K. Scholten
Senior Vice President, General Counsel, and Secretary

Date: November 19, 2009